REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "Agreement") is made and entered into as of this the 9th day of August, 1993 by and between Koger Equities, Inc., a Florida corporation, and TCW Special Credits, a California general partnership ("TCW Special Credits"), for itself and, as general partner or investment advisor, on behalf of TCW Special Credits Fund III, Weyerhauser Company Master Pension Trust, The Common Fund for Bond Investments and TCW Special Credits Trust (collectively, the "Shareholders").

          This Agreement is entered into in connection with the Plan (as defined below) which provides for the reorganization of Koger Properties, Inc., a Florida corporation, through a merger of Koger Properties, Inc. into Koger Equities, Inc.

          The Company (as defined below) and TCW Special Credits, for itself and on behalf of the Shareholders, are simultaneously herewith entering into a Shareholders Agreement (the "Shareholders Agreement") providing, among other things, that TCW Special Credits shall vote or direct the Shareholders to vote for the Plan and the merger contemplated thereby. As a condition to its willingness to enter into the
Shareholders Agreement, TCW Special Credits has requested that the Company grant certain registration rights as provided in this Agreement.

          To induce TCW Special Credits to enter into, and in consideration of its entering into, the Shareholders Agreement, and for and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the following meanings when used herein:

               (a) "BUSINESS DAY" means any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York, New York are authorized by law, regulation or executive order to close.

               (b)  "COMMISSION"   means   the  Securities  and  Exchange
Commission or any other federal agency at the time administering the Securities Act.

               (c) "COMMON STOCK" means the Common Stock, par value $.0l per share of the Company.

               (d) "COMPANY" means Koger Equities, Inc., a Florida corporation, and its successors and assigns.

               (e)  "DEMAND   REGISTRATION"  means  any  registration  of
Registrable Securities effected pursuant to SECTION 3 hereof.

               (f) "EFFECTIVE DATE" means the effective date of the Plan.

               (g) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as in effect from time to time.

               (h) "INITIATING HOLDERS" shall have the meaning ascribed to such term in SECTION 3(A) HEREOF.

               (i) "HOLDER" mean any Person that owns Registrable Securities, including such successors and assigns as acquire Registrable Securities, directly or indirectly, from such Person. For purposes of this Agreement, the Company may deem and treat the registered of a Registrable Security as the Holder and absolute owner thereof.

               (j) "MAJORITY REGISTERED HOLDERS" means in the case of any registration statement, the Holders of a majority of the Registrable Securities proposed to be covered (or so covered) in such registration statement.

               (k) "PERSON" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency.

               (l) "PIGGYBACK REGISTRATION" means any registration of Registrable Securities effected pursuant to SECTION 4 hereof.

               (m) "PLAN" means the plan of reorganization of Koger Properties, Inc., as amended to date, filed with the Bankruptcy Court in Chapter 11 Case No. 91-12294-8P1 in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division and distributed to creditors pursuant to that order of the Bankruptcy Court dated June 8, 1993 in said Chapter 11 Case approving the Third Amended and Restated Disclosure Statement (the "Disclosure Statement").

               (n) "REGISTRABLE SECURITIES" means (i) the 552,600 shares of Common Stock held by the Shareholders on the date hereof and the shares of Common Stock to be issued to the Shareholders pursuant to the Plan, and (ii) any securities issued or issuable in respect of or in exchange for any of the shares of Common Stock referred to in clause (i) above by way of a stock dividend or other distribution on the Common Stock, stock split or combination of shares, recapitalization, reclassification, merger, consolidation or exchange offer. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (1) it has been effectively registered under the Securities Act and sold or distributed to any Person pursuant to an effective registration statement covering it, (2) it has been sold or distributed to any Person pursuant to Rule 144, or (3) it has been sold or distributed pursuant to an exemption from the registration requirements of the Securities Act to any Person other than any investment fund for which TCW Special Credits acts as manager, any partnership or other entity for which TCW Special Credits acts directly or indirectly as a general partner or controlling stockholder, any Person otherwise affiliated with TCW Special Credits, The TCW Group, Inc. and its direct or indirect subsidiaries.

               (o)  "REGISTRATION"  means  any  Demand  Registration   or
Piggyback Registration.

               (p) "RULE 10B-6" means Rule 10b-6 promulgated by the Commission under the Exchange Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

               (q)  "RULE  144,"  "RULE  145,"  "RULE 415" AND "RULE 424"
mean, respectively, Rule 144, Rule 145, Rule 415 and Rule 424, each promulgated by the Commission under the Securities Act, in each case as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

               (r) "SECURITIES ACT" means the Securities Act of 1933, as amended (or any similar successor federal state), and the rules and regulations thereunder, as the same are in effect from time to time.

          2.   [RESERVED]

          3.   DEMAND REGISTRATIONS.

               (a) At any time after six months following the Effective Date, upon written notice to the Company from one or more Holders (the "Initiating Holders") of Registrable Securities holding in the aggregate the greater of (i) 10% of the initial Registrable Securities and (ii) an amount of Registrable Securities consisting of at least 250,000 shares of Common Stock or securities issued or issuable in respect of or in exchange for such shares of Common Stock by way of a stock dividend or other distribution on the Common Stock, stock split or combination of shares, recapitalization, reclassification, merger or exchange offer, requesting that the Company effect, pursuant to this SECTION 3, the registration of any of such Initiating Holders' Registrable Securities under the Securities Act (which notice shall specify the Registrable Securities so requested to be registered which amount of Registrable Securities to be so registered shall be equal to or greater than 10% of the initial Registrable Securities, the proposed amounts thereof and the intended method or methods of disposition by such Initiating Holders (including whether or not the proposed offering is to be underwritten)), the Company shall promptly (but in any event within 15 days) give written notice of such requested registration to all Holders, and thereupon the Company shall use its best efforts to effect the registration under the Securities Act of:

                    (A) the Registrable Securities that the Initiating Holders have requested the Company to register, for disposition in accordance with the intended method or methods of disposition stated in their notice to the Company; and

                    (B) all other Registrable Securities the Holders of which shall have made a written request to the Company for registration thereof (which request shall specify such Registrable Securities and the proposed amounts thereof) within 15 days after the receipt of such written notice from the Company;

as expeditiously as possible (but in any event shall file such registration statement within 45 days of the receipt of such request), all to the extent requisite to permit the disposition by Holders of the securities then constituting Registrable Securities so to be registered.

               (b) FREQUENCY; DURATION. The Company is obligated to effect only four registrations pursuant to this SECTION 3 with respect to all Holders. Notwithstanding the foregoing, the Company shall not be required to effect a Demand Registration pursuant to this SECTION 3: (i) if it shall have so effected a Demand Registration during the previous seven months; (ii) if the Initiating Holders shall have requested such Demand Registration after the eighth anniversary of the Effective Date or
(iii) during the period starting with the date 30 days prior to the Company's good faith estimate of the date of filing of, and ending on the date 90 days following the effective date of, a registration statement pertaining to an underwritten public offering for the account of the Company with respect to which Holders have piggyback registration rights pursuant to SECTION 4 hereof; PROVIDED, HOWEVER, that a Demand Registration shall not be deemed to have been effected for purposes of
SECTION 3(B)(I) if the applicable registration statement has not been declared effective and kept effective until the earlier of (i) four months flowing the date on which such registration statement was declared effective and (ii) the sale pursuant to such registration statement of the Registrable Securities covered thereby, and FURTHER, PROVIDED, that in the event a request for registration is refused pursuant to clause
(iii) above, if the Company then elects not to file a registration statement or, if a registration statement is filed, the Company elects not to complete the proposed offering, the Company shall notify in writing the Holders whose request for registration has been refused pursuant to clause (iii) above, and such Holders shall have the right, within 10 days after receiving written notice of the Company's election to request the Company to effect the registration of Registrable Securities for the account of Holders, and such registration shall be considered a Demand Registration under SECTION 3 hereof.

               (c) RIGHT TO DELAY REGISTRATION. The Company shall have the right to delay the filing of a registration statement required to be riled under this SECTION 3 if the Company shall furnish the Initiating Holders a certificate signed by the President of the Company (the "Certificate") (i) stating that in the good faith judgment of a majority of the disinterested members of the Board of Directors of the Company an undisclosed material event has occurred and is continuing or is likely to occur within 90 days the public disclosure of which would have a material adverse effect on the Company or on a proposed material transaction involving the Company or a substantial amount of its assets and (ii) describing in reasonable detail the undisclosed material event. The filing of the registration statement may be delayed by the Company pursuant to this SECTION 3(C) until such time as the undisclosed material event referred to in the Certificate shall have been publicly disclosed or shall have ceased to be material but in no event more than 90 days after receipt of the demand registration request from the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize the right set forth in this SECTION 3(C) more than once in any 24-month period; and FURTHER, PROVIDED, HOWEVER, that if, following the receipt of the Certificate the Initiating Holders elect to withdraw their registration request, the last proviso of SECTION 7 hereof (relating to payment of registration expense or forfeiture of a Demand Registration right upon withdrawal of demand registration request) shall not apply to such withdrawal.

               (d) INCLUSION OF OTHER SECURITIES. The Company may include in a Demand Registration securities held by other Persons who have piggyback registration rights pursuant to written agreements with the Company. If any securities other than Registrable Securities are included, Registrable Securities shall have absolute priority over securities included by the Company at the request of such other Persons. The Shareholders hereby acknowledge and recognize that if any Registrable Securities are included in a registration statement filed by the Company pursuant to demand registration rights granted by the Company to Persons other than the Holders, the Company may provide in the appropriate agreement that such other Persons' securities shall have absolute priority over Registrable Securities requested by Holders to be included, pursuant to SECTION 4 hereof, in such other Persons' demand registration.

          4.   PIGGYBACK REGISTRATIONS.

               (a)  EFFECTIVE   REGISTRATION.    If,   but   without  any
obligation to do so, the Company proposes to file a registration statement under the Securities Act with respect to any class of equity securities (other than in connection with the registration of equity securities issued or issuable pursuant to an employee stock option, stock purchase, stock bonus or similar plan or dividend reinvestment plan or pursuant to a merger, exchange offer or transaction of the type specified in Rule 145(a) under the Securities Act), including, but not limited to, a registration statement pursuant to demand registration rights granted by the Company to Persons other than the Holders, at any time on or prior to the eighth anniversary of the Effective Date, then the Company shall give written notice of such proposed filing to the Holders at least 15 days before the anticipated filing date, and such notice shall offer the Holders the opportunity to register such amount of Registrable Securities as each such Holder may request. The Company shall use its reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the inclusion therein of any Registrable Securities the Holders of which request, within 10 days after receiving written notice of the proposed filing from the Company, such inclusion, on the same terms and conditions as any similar securities of the Company so included. Any Holder's request for such inclusion may be withdrawn, in whole or in part, at any time prior to five days prior to the effective date of the registration statement for such offering. The Company shall be under no obligation to complete any offering of its securities it proposes to make under this SECTION 4 and shall incur no liability to any Holder for its failure to do so except for any obligation it may have under SECTION 3(B) hereof.

               (b) CUT-BACKS. Notwithstanding the provisions of SECTION 4(A) hereof, if the managing underwriter or underwriters of a proposed underwritten offering as described in such SECTION 4(A) advise in writing the Holders requesting inclusion of their Registrable Securities that the total amount or kind of securities that they and any other Persons seek to include in such offering would materially and adversely affect the success of such offering, then the amount or kind of securities, including Registrable Securities, to be offered for the accounts of Holders and of Persons exercising piggyback registration rights pursuant to written agreements with the Company shall be reduced PRO RATA to the extent necessary to reduce the total amount of securities, including Registrable Securities, to be included in such offering to that recommended by such managing underwriter or underwriters (which amount may be zero).

          5.   HOLDBACK AGREEMENTS.

               (a) RESTRICTIONS ON SALES BY HOLDERS OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each Holder of Registrable Securities that is timely notified in writing by the managing underwriter or underwriters of any equity securities or securities convertible into or exchangeable for equity securities being registered in an underwritten offering (other than pursuant to an employee stock option, stock purchase, stock bonus or similar plan, or dividend reinvestment plan pursuant to a merger, exchange offer or a transaction of the specified in Rule 145(a) under the Securities Act or pursuant to a "shelf" registration), shall not effect any sale or distribution (including a sale pursuant to Rule 144) of any Registrable Securities that are similar to any such securities or any Registrable Securities convertible into or exchangeable or exercisable for any such securities, during the 10-day period prior to, and during the 90-day period beginning on, the effective date of the applicable registration statement, except as part of such registration, without the prior written consent of such underwriters.

               (b) RESTRICTIONS ON SALES BY THE COMPANY. The Company shall not effect any sale of any securities of the Company similar to any Registrable Securities being offered in an underwritten offering under a registration statement filed pursuant to SECTION 3 hereof or any securities of the Company convertible into or exchangeable or exercisable for any such Registrable Securities, during the 10-day period prior to, and during the 90-day period beginning on, the effective date of such a registration statement, except pursuant to an employee stock option, stock purchase, stock bonus or similar plan or dividend reinvestment plan or pursuant to a merger, exchange offer or a transaction specified in Rule 145(a) under the Securities Act.

          6.   REGISTRATION PROCEDURES.

               (a) COMPANY PROCEDURES. Whenever the Company is required by this Agreement to effect the registration of any Registrable Securities under the Securities Act pursuant to a registration statement, the Company shall use its best efforts to effect each such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall, as soon as practicable:

                    (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to be declared effective as soon as practicable and to remain continuously effective for the time period required by this Agreement to the extent permitted under the Securities Act, PROVIDED that as soon as practicable but in no event later than three Business Days before filing such registration statement, any related prospectus or any amendment or supplement thereto, other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement, the Company shall furnish to the Holders of the Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed; the Company shall not file any registration statement or amendment thereto or any prospectus or any supplement thereto (other than any amendment or supplement made solely as a result of incorporation by reference of documents filed with the Commission subsequent to the filing of such registration statement) to which the managing underwriters of the applicable offering, if any, or the Majority Registered Holders shall have reasonably objected in writing within two Business Days after receipt of such documents to the effect that such registration statement or amendment thereto or prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (PROVIDED that the foregoing shall not limit the right of any Holder whose Registrable Securities are covered by a registration statement to reasonably object within two Business Days after receipt of such documents, to any particular information that is to be contained in such registration statement, amendment, prospectus or supplement and relates specifically to such Holder, including, without limitation, any information describing the manner in which such Holder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters or such Holders, the Company shall use its best efforts to cooperate with such underwriters and Holders to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and Holders;

                    (ii) prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement continuously effective and current for the period required by this Agreement to the extent permitted under the Securities Act; and cause each related prospectus to be supplemented by any prospectus supplement as may be required, and as so supplemented to be filed pursuant to Rule 424; and otherwise comply with the provisions of the Securities Act as may be necessary to facilitate the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended method or methods of disposition by the selling Holders thereof set forth in such registration statement or such prospectus or prospectus supplement.

                    (iii) notify the Holders and the managing underwriters, if any, of the applicable offering (providing, if requested by any such Persons, confirmation in writing) as soon as practicable after becoming aware of: (A) the filing of any prospectus or prospectus supplement or the filing or effectiveness (or anticipated date of effectiveness) of such registration statement or any post-effective amendment thereto; (B) any request by the Commission for amendments or supplements to such registration statement or the related prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification or registration (or exemption therefrom) of any Registrable Securities for sale in any jurisdiction in the United States or the initiation or threatening of any proceeding for such purposes; or (E) the happening of any event that makes any statement made in such registration statement or in any related prospectus, prospectus supplement, amendment or document incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement or in any such prospectus, supplement, amendment or other such document so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus in the light of the circumstances under which they were made) not misleading;

                    (iv) make every reasonable effort to obtain the withdrawal of any order or other action suspending the effectiveness of any such registration statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                    (v)    if   reasonably   requested  by  the  managing
underwriters, if any, of the applicable offering, or by the Majority Registered Holders, as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such underwriters or the Majority Registered Holders, as the case may be, agree should be included therein relating to the sale and offering of the applicable Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to any underwriters, the purchase price being paid therefor by any such underwriters and any other terms of the offering of the Registrable Securities; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable following receipt of notice of the matters to be incorporated therein;

                    (vi) as soon as practicable after filing such documents with the Commission, furnish to the Holders and each of the underwriters, if any, without charge, at least one manually signed or conformed copy of such registration statement and any post-effective amendment thereto, including financial statements and schedules; and as soon as practicable after the request of any Holder or underwriter, furnish to such Holder or underwriter, as the case may be, at least one copy of any document incorporated by reference in such registration statement or in any related prospectus, prospectus supplement or amendment, together with all exhibits thereto (including those previously furnished or incorporated by reference);

                    (vii) deliver to the Holders and to each of the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; subject to
SECTION 6(B)(I) hereof, the Company consents to the use of any such prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by any such prospectus or any amendment or supplement thereto;

                    (viii) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be, required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdiction or to subject itself to taxation in any such jurisdiction or to consent to any material condition which is not reasonable in the judgment of the Board of Directors of the Company;

                    (ix) cooperate with Holders participating in such registration and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold; and enable such Registrable Securities to be in such denominations and registered in such names as the underwriters, if any, may request as provided in the underwriting agreement;

                    (x) as soon as practicable after the occurrence of any event described in SECTION 6(A)(III)(E) hereof, prepare a supplement or post-effective amendment to such registration statement or to the related prospectus or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; if any event described in SECTION 6(A)(III)(B) hereof occurs, use its best efforts to cooperate with the Commission to prepare, as soon as practicable, any amendment or supplement to such registration statement or such related prospectus and any other additional information, or to take other action that may have been requested by the Commission;

                    (xi) use its best efforts to cause all Common Stock constituting Registrable Securities covered by such registration statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which the Common Stock of the Company is then listed (or included), if so requested by the Majority Registered Holders or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application in customary form, and provide a transfer agent for such Registrable
Securities no later than the effective date of such registration statement; use its best efforts to cause any other Registrable Securities covered by such registration statement to be listed (or included) on each securities exchange (or quotation system operated by a national securities association) on which securities of the same class and series, if any, are then listed (or included) (or on any exchange or quotation system on which any Person other than a Holder shall have the right to have securities of the same class and series, if any, listed or included), if so requested by the Majority Registered Holders or the underwriters, if any, and enter into customary agreements including, if necessary, a listing application in customary form, and, if necessary, provide a transfer agent for such securities no later than the effective date of such registration statement;

                    (xii) provide a CUSIP number for the Registrable Securities no later than the effective date of such registration statement;

                          (xiii)    enter   into   customary   agreements
(including, in the case of an underwritten offering, an underwriting agreement in customary form with the managing underwriters with respect to issuers of similar market capitalization and reporting and financial histories) and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities included in such registration statement and, in the case of an underwritten offering: (A) make representations and warranties to each of the underwriters, in such form, substance and scope as are customarily made to the managing underwriters by issuers of similar market capitalization and reporting and financial histories and confirm the same to the extent customary if and when requested; (B) obtain opinions of counsel to the Company and updates thereof addressed to each Holder of Registrable Securities participating in such offering and to each of the underwriters, such opinions and updates to be in customary form and covering the matters customarily covered in opinions obtained in underwritten offerings by the managing underwriters for issuers of similar market capitalization and reporting and financial histories; (C) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Holder of Registrable Securities participating in such offering and to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters to the managing underwriters in connection with underwritten offerings by them for issuers of similar market capitalization and reporting and financial histories; (D) provide, in the underwriting agreement to be entered into in connection with such offering, indemnification in such form, substance and scope as are customarily provided by issuers of similar market capitalizations and reporting and financial histories; and
(E) deliver such customary documents and certificates as may be reasonably requested by the Majority Registered Holders and the managing underwriters to evidence compliance with clause (A) of this paragraph
(xiv) and with any customary conditions contained in the underwriting agreement entered into by the Company in connection with such offering;

                    (xiv)  in the case of any non-underwritten  offering:
(A) obtain an opinion of counsel to the Company at the time of the sale of Registrable Securities covered by such registration statement) addressed to each Holder of any Registrable Securities covered by such registration statement, covering matters that are no more extensive in scope than would be customarily covered in opinions obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; (B) obtain a "comfort" letter from the Company's independent certified public accountants at the time of sale of Registrable Securities covered by such registration statement and, upon the request of the Majority Registered Holders, updates thereof, in each case addressed to each Holder of Registrable Securities participating in such offering and covering matters that are no more extensive in scope than would be customarily covered in "comfort" letters and updates obtained in underwritten offerings by issuers with similar market capitalization and reporting and financial histories; and (C) deliver a certificate of a senior executive officer of the Company at the time of sale of Registrable Securities covered by such registration statement such certificates to cover matters no more extensive in scope than those matters customarily covered in officers' certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                    (xv)  make available,  for  inspection by the Holders
of the Registrable Securities included in such registration, any underwriter participating in any disposition of Registrable Securities pursuant to such registration statement, and any attorney, accountant or other representative retained by such selling Holders or by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or other representative in connection with such registration;

                    (xvi) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Rule 10b-6 and make generally available to its security holders earning statements satisfying the provisions of
SECTION 11 (A) of the Securities Act, no later than as provided in the underwriting agreement in an underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover the 12-month periods thereafter;

                    (xvii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. and in the performance of any customary or required due diligence investigation by any underwriter; and

                        (xviii)   use  its best efforts to take all other
reasonable steps necessary and appropriate to effect such registration in the manner contemplated by this Agreement.

               (b) FURNISHED INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (c)  HOLDER PROCEDURES.

                    (i) Each Holder agrees that upon receipt of any notice from the Company of the happening of any event described in
SECTION 6(A) paragraphs (iii)(B), (iii)(C), (iii)(D) or (iii)(E) hereof, such Holder shall forthwith discontinue disposition of any Registrable Securities (but, in the case of an event described in SECTION 6(A)(III)(D), in the affected jurisdiction or jurisdictions only) covered by the affected registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by SECTION 6(A) paragraphs (iii) or (xi) hereof or until such Holder is (it being agreed by the Company that the underwriters, if any, shall also be) advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed. If the Company shall have given any such notice during a period when a Demand Registration is in effect, the four-month period mentioned in SECTION 3(B) hereof, shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder of Registrable Securities included in such Registration shall have received the copies of the supplemented or amended prospectus contemplated by SECTION 6(A) paragraphs (iii) or (xi) hereof or the Advice, as the case may be.

                    (ii) In connection with any underwritten public offering of Registrable Securities pursuant to a Demand Registration, the managing underwriter of such offering shall be an investment banking firm selected by the Majority Registered Holders and shall be reasonably acceptable to the Company.

          7. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees of the Company performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), reasonable fees and expenses of any special experts retained by the Company in connection with any registration hereunder, reasonable fees and expenses of other Persons retained by the Company, reasonable fees and expenses of one counsel for the Holders, selected by the Majority Registered Holders, incurred in connection with each registration hereunder (all such expenses being herein referred to as "Registration Expenses"), shall be borne by the Company; PROVIDED that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities, PROVIDED, FURTHER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to
SECTION 3 if the registration request is subsequently withdrawn at any time at the request of the Majority Registered Holders (in which case all participating Holders shall bear such expenses), unless the Majority Registered Holders agree to forfeit their right to one Demand Registration pursuant to SECTION 3.

          8.   INDEMNIFICATION; CONTRIBUTION.

               (a) INDEMNIFICATION BY THE COMPANY. In the event any Registrable Securities are included in a registration statement under this Agreement, the Company shall indemnify, to the full extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees and agents, each Person who controls such Holder (within the meaning of the Securities Act) and any investment adviser thereof or agent therefor, against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue of alleged untrue statement of a material fact contained in any registration statement covering any Registrable Securities, any related prospectus or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading unless such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus and the seller failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the persons asserting any such loss, claim, damage or liability in the case where such delivery by the selling Holder is required by the Securities Act, except in each case insofar, but only insofar, as the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement, prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; PROVIDED, HOWEVER, that in no event shall the disability of any holder for indemnification under this SECTION 8(B) exceed the proceeds received by such holder from the sale of Registrable Securities under the applicable registration statement. This indemnity is in addition to any liability that the Company may otherwise have. The Company shall also indemnify any underwriters of the Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the extent provided in the, applicable underwriting agreement.

               (b)  INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES.
In connection with any registration statement covering Registrable Securities, each Holder any of whose Registrable Securities are covered thereby shall furnish to the Company in writing such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with such registration statement, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, and shall indemnify, to the full extent permitted by law, the Company, the Company's directors, officers, employees and agents, each Person who controls the Company (within the meaning of the Securities
Act) and any investment adviser thereof or agent therefor against all losses, claims, damages, liabilities costs of investigation and legal expenses)  using  out  of  or  based  upon  any  untrue or alleged untrue statement  of  a  material  fact contained in any registration  statement covering any Registrable Securities, any related prospectus or preliminary prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state in any thereof a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or prospectus supplement, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that the same arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact in such registration statement or in such related prospectus, preliminary prospectus, amendment or supplement, as the case may be, made or omitted, as the case may be, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; PROVIDED, HOWEVER, that in no event shall the liability of any Holder for indemnification under this SECTION 8(B) exceed the proceeds received by such Holder from the sale of Registrable Securities under the applicable registration statement. This indemnity is in addition to any liability that a Holder may otherwise have. Each Holder participating in an offering of Registrable Securities shall, if requested by the managing underwriter or underwriters of such offering, also indemnify any underwriters of such Registrable Securities, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of such Registrable Securities and their officers and directors and each Person who controls such underwriters or other Persons (within the meaning of the Securities Act) to the extent provided in the applicable underwriting agreement.

               (c)  CONDUCT OF INDEMNIFICATION  PROCEEDINGS.   Any Person
entitled to indemnification under this SECTION 8 agrees to give prompt written notice to the indemnifying party after the receipt by such Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement and the indemnifying party shall have the right to participate in, and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably and mutually satisfactory to the parties. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the reasonable fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of counsel to such indemnified party, expressed in a writing delivered to the indemnifying party, a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels (which shall be limited to one counsel per indemnified party). The indemnifying party shall not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this SECTION 8 to the extent of such prejudice.

               (d)  CONTRIBUTION.

                    (i)  If the  indemnification  provided  for  in  this
SECTION 8 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; PROVIDED, HOWEVER, that in no event shall the liability of any Holder for contribution under this SECTION 8(D) exceed the. proceeds received by such Holder from the sale of Registrable Securities under the applicable registration statement. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in SECTION 8(C) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this SECTION 8(D) were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                    (iii)   If  indemnification is available  under  this
SECTION 8, the indemnifying parties shall indemnify each indemnified party to the full extent provided in SECTION 8(A) and SECTION 8(B) hereof without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this SECTION 8(D).

          9.   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

               No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (c) agrees to pay such Person's PRO RATA portion of all underwriting discounts and commissions.

          10.  COOPERATION WITH THE COMPANY.

               Each Holder by the acceptance of Registrable Securities agrees to use its best efforts to cooperate with the Company in all reasonable respects in connection with the preparation and filing of Registrations hereunder in which such Registrable Securities are included or requested to be included.

          11.  MISCELLANEOUS.

               (a) NO INCONSISTENT AGREEMENTS. The Company shall not hereafter enter into any agreement with respect to any of its securities that contains provisions more favorable in any material respect to the holders thereof than the provisions contained in this Agreement without providing for the granting of comparable rights to the Holders in this Agreement or that contains provisions that conflict with the provisions hereof in any material respect. TCW Special Credits, for itself and on behalf of the Shareholders, hereby acknowledges and agrees, however, that the Company may grant to other Persons registration rights, and that if such registration rights are granted, except as otherwise specifically provided herein, the registration rights granted to such Persons shall be PARI PASSU with the registration rights of the Holders as provided herein.

               (b) REMEDIES. Each Holder of Registrable Securities, in addition to being entitled to exercise ail rights in an action at law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate confirmation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (c) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the company shall have obtained the prior written consent of (i) the Holders of a majority of the securities then constituting Registrable Securities and (ii) each Holder materially and adversely affected by such amendment, modification, supplement, waiver or departure.

               (d) NOTICES. All notices, requests, waivers, releases, consents, and other communications required or permitted by this Agreement (collectively, "Notices") shall be in writing. Notices shall be deemed sufficiently given for all purposes under this Agreement when delivered in person, when dispatched by telegram or (upon written confirmation of receipt) by electronic facsimile transmission or (upon written confirmation of receipt), when dispatched by a nationally recognized overnight courier service, or five Business Days after being deposited in the mail, postage prepaid, if mailed. All Notices shall be delivered as follows:

                    (i) if to a Holder of Registrable Securities, at the address indicated on Company's registrar relating to such securities or at such other address as such Holder may have furnished to the Company in writing; and

                       (ii)if to the Company, at:

                         Koger Equities, Inc.
                         3986 Boulevard Center Drive
                         Suite 101
                         Jacksonville, Florida 32207
                         Attention: Victor Hughes
                         Telephone Number: (904) 346-1409
                         Fax Number: (904) 346-1413

               with a  copy  to:

                         William F. McCarthy, Esq.
                         Ropes & Gray
                         One International Place.
                         Boston, Massachusetts 02110-2624
                         Telephone Number: (617) 951-7000
                         Fax Number: (617) 951-7050

               (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including any successors by merger to the Company.

               (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (g) HEADINGS; CONSTRUCTION. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Unless the context otherwise requires, all references to Sections are to Sections of this Agreement, "or" is inclusively disjunctive, and words in the singular include the plural and VICE VERSA. In computing any period of time specified in this Agreement, the date of the act or event from which such period of time is to be measured shall be included, any such period shall expire at 5:00 p.m., New York City time, on the last day of such period, and any such period denominated in months shall expire on the date in the last month of such period that has the same numerical designation as the date of the act or event from which such period is to be measured; PROVIDED, HOWEVER, that if there is no date in the last month of such period that has the same numerical designation as the date of such act or event, such period shall expire on the last day of the last month of such period.

               (h) CERTAIN ADJUSTMENTS. Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors of the Company may make or provide for such adjustments in the numbers of shares of Common Stock or other Registrable Securities specified in any other provision of this Agreement specifying a number or percentage of Registrable Securities, as the Board may determine after consultation with TCW Special Credits on behalf of the Shareholders (or, if TCW Special Credits and the Shareholders are no longer Holders, Holders holding a majority of the securities then constituting Registrable Securities), is equitably required to prevent diminution or enlargement of the rights of Holders that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the capital structure of the Company.

               (i)  GOVERNING  LAW.   This Agreement shall be governed by
and construed in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of laws thereof.

               (j) SEVERABILITY. If one or more of ft provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect, for any reason, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby, and the provision held to be invalid, illegal or unenforceable shall be reformed to the minimum extent necessary, and in a manner as consistent with the purposes thereof as is practicable, so as to render it valid, legal and enforceable, it being intended that all of the rights and privileges of the Holders hereunder shall be enforceable to the fullest extent permitted by law.

               (k) AGREEMENT. This Agreement is intended by the Company and TCW Special Credits to be a final expression thereof and is intended to be a complete and exclusive statement of the agreement and understanding of the Company and TCW Special Credits, for itself and on behalf of the Shareholders, in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the Company and any Holders with respect to such subject matter.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              KOGER EQUITIES, INC.


                              By:________________________________
                                  Name:
                                  Title:


                              TCW SPECIAL CREDITS, a California
                                   general partnership, for itself and on
                                   behalf of the Shareholders (as defined
                                   herein)

                              By: TCW ASSET MANAGEMENT COMPANY, its managing general partner

                              By:________________________________
                                  Name:
                                  Title:



                              ___________________________________
                                  Name:
                                  Title: